NEWS RELEASE

BD to Acquire Edwards Lifesciences' Critical Care Product Group
for $4.2 Billion to Expand Smart Connected Care Solutions and Become an Advanced Monitoring Technology Leader

•Combination unlocks new future value-creation opportunities and is expected to be immediately accretive to BD revenue growth, adjusted gross margin, adjusted operating margin and adjusted EPS
•Expands BD’s portfolio of smart connected care solutions with complementary and broad set of leading monitoring technologies, advanced AI-enabled clinical decision tools and robust innovation pipeline
•Critical Care to operate as a separate business unit within BD’s Medical segment, based in Irvine, Calif. and led by Katie Szyman

FRANKLIN LAKES, N.J. (June 3, 2024) – BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, and Edwards Lifesciences (NYSE: EW), today announced a definitive agreement under which BD will acquire Edwards’ Critical Care product group (“Critical Care”), a global leader in advanced monitoring solutions, for $4.2 billion in cash, unlocking new value creation opportunities and enhancing BD’s portfolio of smart connected care solutions.
Critical Care is a high-growth, innovative industry leader in advanced patient monitoring with advanced AI algorithms serving millions of patients globally. Critical Care invented the hemodynamic monitoring category, and its solutions are currently used in more than 10,000 hospitals globally to better understand the cardiovascular condition in real-time for critically ill patients, which helps improve outcomes. Hemodynamic monitoring and medication management technologies are often used simultaneously in the operating room or intensive care units, creating longer-term opportunities for meaningful innovation and interoperability across the care continuum. Critical Care has approximately 4,500 employees with most based in Irvine, California. In 2023, the business generated more than $900 million in revenue.
“Critical Care expands BD’s portfolio of smart connected care solutions with its growing set of leading monitoring technologies, advanced AI-enabled clinical decision tools and robust innovation pipeline that complement BD’s existing technologies serving operating rooms and intensive care units,” said Tom Polen, chairman, chief executive officer and president of BD. “We believe the combination unlocks multiple new avenues for growth and value creation through BD’s broad global footprint, increased penetration across new and existing hospital customers, new innovation opportunities across data sets and platforms, and application of the BD Excellence operating system. The transaction is expected to be immediately accretive to all key financial measures with a strong return profile, which underscores our continued commitment to generate sustained shareholder value. Critical Care is well aligned to BD’s core innovation and business strategies, is a strong cultural fit and we look forward to welcoming Katie and Critical Care’s talented team to BD.”
Critical Care’s portfolio includes the gold-standard Swan Ganz pulmonary artery catheter, minimally invasive sensors, noninvasive cuffs, tissue oximetry sensors and monitors. Its smart technologies are driven by advanced data analytics with machine learning and AI-based predictive and prescriptive algorithms to help clinicians better understand current and future patient conditions and provide clinical decision support tools.
Transaction Highlights
Under the terms of the transaction, BD will acquire Critical Care for $4.2 billion in cash.
The transaction meets all of BD’s rigorous investment criteria on growth, profitability and returns. It is expected to be immediately accretive to all key financial measures, including BD’s revenue growth, adjusted gross and operating margins, and adjusted earnings per share. Critical Care’s long-term financial profile is also expected to deliver durable revenue growth of approximately 6% to 7%, with year-one adjusted gross margin of at least 60% and adjusted operating margins of at least 25% that increase over time. Consistent with the company’s BD2025 strategy, growth-enhancing and value-creating tuck-in M&A continues to be a key part of BD’s targeted financial profile.
Additional margin expansion and value is expected to be generated from moderate synergies, primarily from cost of goods sold, supply chain efficiencies, and general and administrative expenses through BD Excellence operating system principles, while preserving Critical Care’s commercial and innovation resources.
BD expects to fund the all-cash transaction with approximately $1 billion of cash and $3.2 billion of new debt. At closing, BD is expected to have net leverage of approximately 3x and expects to de-lever to its 2.5x long-term net leverage target within 12 to 18 months of closing, primarily by deploying its free cash flows to debt repayment.
The transaction is expected to close before the end of the calendar year and is subject to customary regulatory reviews and closing conditions.
A slide presentation regarding the transaction is available on the News & Events page of BD’s investor website at https://investors.bd.com/news-events.
Governance and Structure
Upon closing, Critical Care will operate as a separate business unit within BD’s Medical segment to align with its smart connected care approach, and it will maintain its presence in Irvine, Calif. Katie Szyman, who has served as corporate vice president of Critical Care since 2015, will lead the new business unit within BD, reporting to Mike Garrison, executive vice president and president of the BD Medical segment.
Advisers
Perella Weinberg Partners and Citi are acting as financial advisers, and Ropes & Gray, LLP is providing legal counsel to BD.

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About BD
BD is one of the largest global medical technology companies in the world and is advancing the world of health by improving medical discovery, diagnostics and the delivery of care. The company supports the heroes on the frontlines of health care by developing innovative technology, services and solutions that help advance both clinical therapy for patients and clinical process for health care providers. BD and its more than 70,000 employees have a passion and commitment to help enhance the safety and efficiency of clinicians' care delivery process, enable laboratory scientists to accurately detect disease and advance researchers' capabilities to develop the next generation of diagnostics and therapeutics. BD has a presence in virtually every country and partners with organizations around the world to address some of the most challenging global health issues. By working in close collaboration with customers, BD can help enhance outcomes, lower costs, increase efficiencies, improve safety and expand access to health care. For more information on BD, please visit bd.com or connect with us on LinkedIn at www.linkedin.com/company/bd1/, X (formerly Twitter) @BDandCo or Instagram @becton_dickinson.

NON-GAAP FINANCIAL MEASURES
This presentation includes forward-looking non-GAAP financial measures. BD does not attempt to provide reconciliations of forward-looking non-GAAP financial measures to the comparable GAAP measure because the impact and timing of these measures are inherently uncertain and difficult to predict and are unavailable without unreasonable efforts. In addition, BD believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of BD's financial performance.

FORWARD LOOKING STATEMENTS
This press release contains certain estimates and other forward-looking statements (as defined under Federal securities laws). Forward looking statements generally are accompanied by words such as "will", "expect", or similar words, phrases or expressions. These forward-looking statements include statements regarding the estimated or anticipated future results of BD and anticipated benefits of the proposed acquisition of Critical Care, the expected timing of completion of the transaction, future growth in Critical Care’s relevant market segments, and other statements that are not historical facts. These statements are based on the current expectations of BD management and are subject to a number of risks and uncertainties regarding Critical Care’s business and the proposed acquisition, and actual results may differ materially from any anticipated results described, implied or projected in any forward-looking statement. These risks and uncertainties include, but are not limited to, the ability of the parties to successfully close the proposed acquisition, including the risk that the required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the transaction; risks relating to the integration of Critical Care operations, products and employees into BD and the time and resources required to do so and the possibility that the anticipated synergies and other benefits of the proposed acquisition will not be realized or will not be realized within the expected timeframe; the loss of key senior management or other associates; competitive factors, including the development of new technologies by other companies and pricing and market share pressures; changes in healthcare or other governmental regulation; risks relating to the ability to maintain favorable supplier arrangements and relationships; changes in regional, national or foreign economic conditions, as well as other factors discussed in BD's filings with the Securities Exchange Commission. BD does not intend to update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by applicable laws or regulations.

Contacts:

Media:    Investors:
Troy Kirkpatrick    Adam Reiffe
VP, Public Relations    Sr. Director, Investor Relations
858.617.2361    201.847.6927
troy.kirkpatrick@bd.com     adam.reiffe@bd.com